Exhibit 23.7

April 16, 2010
MIE Holdings Corporation
Suite 406, Block C, Grand Place
5 Hui Zhong Road
Chaoyang District
Beijing 100101
People’s Republic of China
  Ladies and Gentlemen:
     Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of MIE Holdings Corporation (the “Company”), effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 originally filed by the Company on April 16, 2010 with the Securities and Exchange Commission.

Sincerely yours,
/s/ Jeffrey Miller
Jeffrey Miller